UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 16, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Software HOLDRS (SM) Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation)	001-16141 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Software HOLDRS Trust hereby updates its Form 8-K dated November 10, 2011, which announced that (i) the Software HOLDRS Trust would terminate, under its Depositary Trust Agreement, as amended, on or around December 20, 2011, (ii) following that termination, holders of Software HOLding Company Depositary Receipts (“HOLDRS”) would have until the expiration of a period of four months after the termination date (the date on which that period ends being referred to as the “Last Withdrawal Date”) to decide if they would like to retain their ownership interest in the underlying securities of the Software HOLDRS and (iii) if holders of Software HOLDRS did not surrender their HOLDRS and request delivery of the underlying securities by the Last Withdrawal Date, The Bank of New York Mellon, as Trustee of the Software HOLDRS Trust (the “Trustee”), had the right to sell those securities and holders of Software HOLDRS would be entitled to receive the net proceeds of such sales upon any subsequent surrender of their HOLDRS.

The Software HOLDRS Trust has been advised by the Trustee that it has decided to extend the period during which you may surrender your Software HOLDRS and request delivery of the underlying securities from a period of four months following the termination date of the Software HOLDRS Trust to a period of 12 months following the termination date of the Software HOLDRS Trust.  In addition, the Software HOLDRS Trust is now scheduled to terminate on December 23, 2011.  Accordingly, the Last Withdrawal Date is now 12 months following the termination date of the Software HOLDRS Trust, or December 24, 2012.

On December 16, 2011, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Depositor, issued a press release regarding this change to the post-termination period for the Software HOLDRS Trust.  A copy of the press release is attached hereto as Exhibit 99.1.  Exhibit 99.1 is being furnished to, and not filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release, dated December 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: December 16, 2011	By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Press release, dated December 16, 2011.